Exhibit 10.5

VOTING SUPPORT AGREEMENT

This Voting Support Agreement (this “Agreement”), dated as of September 18, 2025, is entered into by and between Qualigen Therapeutics, Inc., a Delaware corporation (the “Company”), and [●] (the “Supporting Stockholder”).

RECITALS

WHEREAS, on or prior to the date of this Agreement the Company is entering into, or has entered into, various subscription agreements substantially in the form attached hereto as Exhibit A (the “Subscription Agreements”), with certain investors identified on the signature pages thereto (together, the “Investors”), pursuant to which the Company will issue and sell to the Investors, and the Investors will purchase from the Company shares of Common Stock, and/or shares of Series B Preferred Stock (the transactions contemplated thereby, the “Transactions”);

WHEREAS, as of the date hereof, the Supporting Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)), of and is entitled to dispose of, or to direct the disposition of, and vote, or to direct the voting of, the number of Covered Shares (as defined below) set forth on the Supporting Stockholder’s signature page below (the “Owned Shares”);

WHEREAS, the Owned Shares and any additional shares of Common Stock or Series A-2 Preferred Stock in which the Supporting Stockholder acquires record and/or beneficial ownership after the date hereof, including, without limitation, by exercising any of the Company’s outstanding warrants or options to purchase shares of Common Stock, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such securities, or upon exercise or conversion of any securities, are referred to herein as the “Covered Shares”; and

WHEREAS, as a condition and inducement to the willingness of the Investors to enter into the applicable Subscription Agreement, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Supporting Stockholder hereby agree as follows:

(1) Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 4, the Supporting Stockholder, in its direct or indirect capacity as a stockholder of the Company, irrevocably and unconditionally agrees that, at any meeting of the Company’s stockholders (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) convened to seek a stockholder vote to approve the matters set forth in Section 1(b) below, the Supporting Stockholder shall use commercially reasonable efforts to cause any other holder of record of any of the Supporting Stockholder’s Covered Shares to:

(a) if and when such meeting is held, appear at such meeting (and at every adjournment or postponement thereof) or otherwise cause the Covered Shares owned as of the record date for such meeting to be counted as present thereat for the purpose of establishing a quorum;

(b) vote, or cause to be voted (including via proxy), at such meeting all of the Covered Shares owned as of the record date for such meeting to approve any matters necessary or reasonably requested by the Company to enable the Company to issue: (i) as part of the Transactions, shares of Common Stock or Series B Preferred Stock and (ii) shares of Common Stock or Series B Preferred Stock that may be issuable upon exercise of any warrants that may be issued to one or more advisors in connection with the Transactions, in each case that cannot be issued without first obtaining the applicable stockholder approval (the “Proposed Company Stockholder Approval”) under the rules and regulations of The Nasdaq Stock Market LLC (“Nasdaq”), including, without limitation, pursuant to Nasdaq Rules 5635; and

(c) vote, or cause to be voted (including via proxy), at such meeting all of the Covered Shares owned as of the record date for such meeting against any matters other than the Proposed Company Stockholder Approval for which any of the Company’s stockholders shall seek a stockholder vote (including any adjournment or postponement of any meeting) which would be reasonably likely to, in any material respect, impede or delay the approval of the Proposed Company Stockholder Approval.

(2) Prior Proxies. The Supporting Stockholder hereby revokes any and all previous proxies granted or has caused the holder(s) of record of any Covered Shares to revoke any and all previous proxies granted with respect to the Covered Shares. For clarity, any vote cast pursuant to Section 1 will be calculated consistent with the Nasdaq Listing Rules, as applicable.

(3) Irrevocable Proxy. The Supporting Stockholder hereby appoints the Company and any designee of the Company, and each of them individually, until the Termination Date (as defined below) (at which time this proxy shall automatically be revoked), as the Supporting Stockholder’s proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Covered Shares in accordance with Section 1, in each case if and only if the Supporting Stockholder: (i) fails to vote, or (ii) attempts to vote (whether by proxy, in person or by written consent) in a manner which is inconsistent with the terms of this Agreement. This proxy and power of attorney is given to secure the performance of the duties of the Supporting Stockholder under this Agreement. The Supporting Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by the Supporting Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by the Supporting Stockholder with respect to the Covered Shares. The power of attorney granted by the Supporting Stockholder herein is a durable power of attorney and shall survive the bankruptcy, death or incapacity of the Supporting Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

(4) Termination. This Agreement shall automatically terminate, without any notice or other action by any parties hereto, be void ab initio and no parties hereto shall have any further obligations or liabilities under this Agreement, upon the earlier of (i) the Company obtaining the Proposed Company Stockholder Approval by a stockholder vote or written consent and (ii) the termination of the Transactions in accordance with the terms of the Subscription Agreements (the earliest such date under clause (i) or (ii) being referred to herein as the “Termination Date”); provided, that termination of this Agreement shall not relieve any parties hereto from any liability for any breach of, or actual and intentional fraud in connection with, this Agreement prior to such termination.

(5) Representations and Warranties of the Supporting Stockholder. The Supporting Stockholder hereby represents and warrants as follows:

(a) The Supporting Stockholder is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) and/or record owner of, and, directly or indirectly, has good, valid and marketable title to, the Owned Shares, free and clear of liens (other than as created by this Agreement or the organizational documents of the Company or arising under applicable securities laws). As of the date hereof, other than the Owned Shares, the Supporting Stockholder does not own beneficially or of record any shares of Common Stock or Series A-2 Preferred Stock.

(b) The Supporting Stockholder (i) except as provided in this Agreement, has full or, with an Affiliate of the Supporting Stockholder, shared voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Supporting Stockholder’s Covered Shares, (ii) has not entered into or caused or permitted any Affiliate to enter into any voting agreement or voting trust with respect to any of the Supporting Stockholder’s Covered Shares that is inconsistent with the Supporting Stockholder’s obligations pursuant to this Agreement, (iii) has not granted or caused or permitted any Affiliate to grant a proxy or power of attorney (other than the proxy described in Section 3 above) with respect to any of the Supporting Stockholder’s Covered Shares that is inconsistent with the Supporting Stockholder’s obligations pursuant to this Agreement and (iv) has not entered into or caused or permitted any Affiliate to enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

(c) The Supporting Stockholder is duly organized, validly existing and, to the extent such concept is applicable, in good standing under the laws of the jurisdiction of its organization and has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Supporting Stockholder and constitutes a valid and binding agreement of the Supporting Stockholder enforceable against the Supporting Stockholder in accordance with its terms, except as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

(d) The execution, delivery and performance of this Agreement by the Supporting Stockholder do not, and the consummation of the transactions contemplated hereby, will not, constitute or result in, (i) a breach or violation of, or a default under, the certificate of incorporation, bylaws, limited liability company agreement or similar governing documents of the Supporting Stockholder, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a lien (other than as created by this Agreement or the organizational documents of the Company or arising under applicable securities laws) on the Covered Shares pursuant to any contract binding upon the Supporting Stockholder or under any applicable law to which the Supporting Stockholder is subject, (iii) a conflict with, or a breach, violation, or default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any contract, agreement, indenture or instrument to which the Supporting Stockholder is a party, or (iv) any change in the rights or obligations of any parties hereto under any contract legally binding upon the Supporting Stockholder, except, in the case of clauses (ii) through (iv) directly above, for any such breach, violation, termination, default, creation, loss, acceleration, lien or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the Supporting Stockholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(e) As of the date of this Agreement, there is no action, proceeding or, to the Supporting Stockholder’s knowledge, investigation pending against the Supporting Stockholder or, to the knowledge of the Supporting Stockholder, threatened against the Supporting Stockholder that questions the beneficial or record ownership of the Supporting Stockholder’s Owned Shares, the validity of this Agreement or the performance by the Supporting Stockholder of its obligations under this Agreement.

(f) No consent, approval, order, or authorization of, or registration, declaration, or filing with, any governmental entity or any other Person on the part of the Supporting Stockholder is required in connection with the valid execution and delivery of this Agreement. If the Supporting Stockholder is an individual, no consent of the Supporting Stockholder’s spouse is necessary under any “community property” or other laws in order for the Supporting Stockholder to enter into and perform its obligations under this Agreement.

(g) The Supporting Stockholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding this Agreement and the Transactions and has independently and without reliance upon the Company and based on such information as the Supporting Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Supporting Stockholder acknowledges that the Company has not made and does not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. The Supporting Stockholder acknowledges that the agreements contained herein with respect to the Covered Shares held by the Supporting Stockholder are irrevocable.

(6) Certain Covenants of the Supporting Stockholder. Except in accordance with the terms of this Agreement, the Supporting Stockholder shall not, and shall cause each of its Affiliates not to, at any time prior to the Termination Date, (i) enter into any voting agreement or voting trust with respect to any of the Supporting Stockholder’s Covered Shares that is inconsistent with the Supporting Stockholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney (other than the proxy described in Section 3 above) with respect to any of the Supporting Stockholder’s Covered Shares that is inconsistent with the Supporting Stockholder’s obligations pursuant to this Agreement, (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement or (iv) transfer or commit to transfer any Covered Shares unless such Covered Shares remain subject to the terms of this Agreement upon such transfer or commitment to transfer.

(7) Definitions. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 7.

“Affiliate” means with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or other investment fund now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person; provided, however, that in no case shall the Company or any of its Subsidiaries be deemed to be an Affiliate of the Supporting Stockholder. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

“Common Stock” means the Company’s Common Stock, par value $0.001 per share.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

“Series A-2 Preferred Stock” means the Company’s Series A-2 Convertible Preferred Stock, par value $0.001 per share

“Series B Preferred Stock” means the Company’s Series B Convertible Preferred Stock, par value $0.001 per share

(8) Further Assurances. From time to time, at the Company’s request and without further consideration, the Supporting Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement.

(9) Amendment and Modification. This Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought; provided that any rights (but not obligations) of a party under this Agreement may be waived, in whole or in part, by such party on its own behalf without the prior consent of any other party.

(10) Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (iii) when sent, with no mail undeliverable, “bounceback” or other rejection notice, if sent by email or (iv) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(a)	if to the Company:

Qualigen Therapeutics, Inc.

5857 Owens Avenue, Suite 300

Carlsbad, California 92008

Attention: Kevin A. Richardson II

Email: kevin@pridescapital.com

with a copy (for informational purposes only) to:

Lucosky Brookman LLP

101 Wood Avenue South

Woodbridge, New Jersey 08830

Attention: Peter Campitiello

E-mail: pcampitiello@lucbro.com

(b)	if to the Supporting Stockholder, to such address indicated on the Company’s records with respect to the Supporting Stockholder or to such other address or addresses as the Supporting Stockholder may from time to time designate in writing.

All such notices, requests and other communications will be deemed to have been delivered: (i) upon receipt, when delivered personally; (iii) upon delivery, when sent by electronic mail; or (iii) two Business Days after deposit with a U.S. nationally recognized overnight courier service, in each case properly addressed to the party to receive the same.

(11) Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

(12) Third-Party Beneficiaries. Each of the Supporting Stockholder and the Company acknowledges and agrees that this Agreement is being entered into in order to induce the Investors to execute and deliver the Subscription Agreement, and without the representations, warranties, covenants and agreements of the Supporting Stockholder set forth herein, the Investors would not enter into the Subscription Agreements. Notwithstanding the foregoing, this Agreements is intended only for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(13) Governing Law and Venue; Service of Process; Waiver of Jury Trial. This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 13 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 13.

(14) Assignment; Successors. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of law or otherwise, without the prior written approval of the other party hereto and, in the case of assignment by the Supporting Stockholder, without the prior written approval of the Investors representing a majority of the shares of Common Stock and Series B Preferred Stock being purchased under the Subscription Agreements. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment of this Agreement without the consent required by this Section 14 is null and void.

(15) Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Company will be entitled to specific performance hereunder. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(16) Severability. If any provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(17) Counterparts. This Agreement may be executed in two (2) or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

[(17) Duties. The Supporting Stockholder is entering into this Agreement solely in his or her capacity as a holder or beneficial owner of Covered Shares, and nothing in this Agreement shall apply to the Supporting Stockholder serving in his or her capacity as a director or officer of the Company. The Company acknowledges and agrees that any actions taken by a director or officer of the Company in his or her capacity as such shall not constitute actions taken by or on behalf of a holder or beneficial owner of shares of Common Stock or Series A-2 Preferred Stock. For the avoidance of doubt, nothing in this Agreement shall be construed to prohibit the Supporting Stockholder (or be construed to create any obligation on the Supporting Stockholder) who is an officer or member of the Company’s Board of Directors (the “Board”) from taking any action (or failure to act) in his or her capacity as an officer, member of the Board or director or officer any of the Company’s subsidiaries, and no action taken in any such capacity as an officer or director of the Company or any of its subsidiaries shall be deemed to constitute a breach of this Agreement.]1

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1 Note to Draft: This provision to be included in Voting Support Agreements executed by directors and officers.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

COMPANY:

QUALIGEN THERAPEUTICS, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

SUPPORTING STOCKHOLDER:

[●]

By:
Name:
Title:

Owned Shares Held Directly or Indirectly:

Common Stock: [●]

Series A-2 Preferred Stock: [●]

● Number of Votes: [●]

Exhibit A

Subscription Agreement